UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2012

BENACO, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-173476	99-0363913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44 Wall Street, 14th Floor

New York, NY 10005

(Address of principal executive offices, including zip code)

(212) 344-1105

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.03  AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Amendment to Articles of Incorporation

On October 12, 2012, the Board of Directors of Benaco, Inc., a Nevada corporation (the “Company”), authorized by unanimous written consent an increase in the authorized shares of the Company's Common Stock from 75 million to 225 million shares and also authorized 25 million shares of a class of Preferred Stock, par value $.001 per share, as to which the Board of Directors, subject to the limitations described by law, may provide by resolution or resolutions for the issuance in one or more series, to establish the number of shares to be included in any such series and to fix the designations, powers, preferences and rights of such series. The foregoing was also approved on October 25, 2012 by the written consent of the holder of a majority of the Company’s outstanding shares of Common Stock.

On October 29, 2012, the Company filed a Certificate of Amendment with the Nevada Secretary of State to reflect the foregoing increase in authorized shares of Common Stock and the authorization of the foregoing Preferred Stock (the “Increase in Authorized”). The Increase in Authorized was effective with the Nevada Secretary of State on October 29, 2012 when the Certificate of Amendment was filed.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1.	Certificate of Amendment to the Company Articles of Incorporation filed with the Nevada Secretary of State on October 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENACO, INC.

Dated: November 1, 2012	By:	/s/ Michael Presutti
Name: Michael Presutti
Title: Chief Executive Officer